Exhibit 10.3

SECURED REVOLVING LINE OF CREDIT

LOAN AGREEMENT AMENDMENT

This Secured Revolving Line of Credit Line Loan Agreement Amendment (the “Amendment”) is made and entered into as of the latest date noted on the signature lines below, and is made effective retroactively as of July 1, 2024 (the “Amendment Effective Date”), and amends that certain Secured Revolving Line of Credit Loan Agreement (the “Agreement”), with an effective date of December 14, 2023, between Loop Media, Inc., a Nevada corporation (the “Borrower”) and Excel Family Partners, LLLP (the “Lender”). Each of the Borrower and Lender is a “Party” to this Amendment and together are “Parties.” Terms used herein but not otherwise defined herein have the meaning given to such terms in the Agreement.

WHEREAS, the Parties have agreed that the Agreement should be amended to extend the date on which the first payment of interest is due by one (1) year, from July 1, 2024, to July 1, 2025.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Amendment, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Borrower and the Lender agree as follows:

1. Extension of Line of Credit Maturity Date.

Section II – The Loan – 2.3(b)(ii) Interest in the Agreement is hereby removed and replaced in its entirety by the following:

Interest:

b.	Interest shall be due and payable semi-annually in arrears, as follows:

i.	The first payment will be made on July 1, 2025;
ii.	all future payments will be made thereafter every six months on January 1 and July 1 of each year and on the Line of Credit Maturity Date.

2. Miscellaneous.

(a)	Governing Law. This Amendment will be governed by and construed in accordance with the internal laws of the State of Florida without giving effect to any choice or conflict of law provision or rule.

(b)	Counterparts. This Amendment may be executed in counterparts, each of which will be deemed an original, but all of which together will be deemed to be one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including PDF or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com), or other transmission method, and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(c)	Entire Agreement. This Amendment, together with the Agreement, constitutes the full and entire understanding and agreement between the parties with regard to the subject therein and herein. Except as amended by this Amendment, the Agreement shall remain unchanged and in full force and effect, and this Amendment shall be governed by and subject to the terms of each of the Agreement, as amended hereby. In the event of any inconsistency between this Amendment and the Agreement, the provisions of this Amendment will control.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed by their respective authorized signatories as of the Amendment Effective Date.

BORROWER:

LOOP MEDIA, INC.

By:	/s/ Ari Olgun
Name:	Ari Olgun
Title:	Interim Chief Financial Officer
Date:	December 3, 2024

LENDER:

EXCEL FAMILY PARTNERS, LLLP
(Full Legal Name)

By:	Fortress Holdings, LLC, its General Partner

By:	/s/ Bruce A. Cassidy, Sr.
Name:	Bruce A. Cassidy, Sr.
Title:	Manager
Date:	December 3, 2024

Address:	Excel Family Partners, LLLP
103 Plaza Drive, Suite B
St. Clairsville, Ohio 43950
Email:

(Signature page to Secured Revolving Line of Credit Loan Agreement Amendment)